Execution Version

AMENDMENT NO. 1 TO CREDIT AGREEMENT

This Amendment No. 1 to Sixth Amended and Restated Credit Agreement (this "Amendment"), dated as of March 13, 2015 (the "Effective Date"), is entered into among CORE LABORATORIES N.V., a Netherlands limited liability company, (the "Parent"), and CORE LABORATORIES (U.S.) INTERESTS HOLDINGS, INC., a Texas corporation (the "US Borrower" and, together with the Parent, the "Borrowers" and, each a "Borrower"), the lenders party to the Credit Agreement described below, and BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), Swing Line Lender and L/C Issuer.
INTRODUCTION
Reference is made to the Sixth Amended and Restated Credit Agreement dated as of August 29, 2014 (as modified from time to time, the "Credit Agreement"), among the Borrowers, the lenders from time to time party thereto (collectively, the "Lenders" and individually, a "Lender"), and the Administrative Agent.
WHEREAS, the Borrowers wish to increase the Aggregate Commitments from $350,000,000 to $400,000,000 but wish to retain the ability to request a Facility Increase of $50,000,000;
WHEREAS, certain Lenders have agreed to increase their Commitments;
WHEREAS, the Borrowers have requested, and the Lenders and the Administrative Agent have agreed, on the terms and conditions set forth herein, to make certain other amendments to the Credit Agreement.
NOW THEREFORE, in connection with the foregoing and for other good and valuable consideration, the Borrowers, the Lenders, and the Administrative Agent hereby agree as follows:
Section 1.Definitions; References. Unless otherwise defined in this Amendment, each term used in this Amendment that is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement.

Section 2.Amendment of Credit Agreement.

(a)Section 2.15(a) of the Credit Agreement is hereby amended by replacing such Section in its entirety with the following:

(a)    Request for Increase. Provided there exists no Default, upon notice to the Administrative Agent (which shall promptly notify the Lenders), the Parent may from time to time, request an increase in the Aggregate Commitments to an amount not exceeding $450,000,000 (the "Facility Increase"), cumulative of all outstanding Credit Extensions. At the time of sending such notice, the Parent (in consultation with the Administrative Agent) shall specify the time period within which each Lender is requested to respond (which shall in no event be less than ten (10) Business Days from the date of delivery of such notice to the Lenders).
(b)Schedule 2.01 of the Credit Agreement is hereby amended by deleting it and replacing it in its entirety with Schedule 2.01 attached hereto.

Section 3.Increase of Commitments. Pursuant to Section 2.15 of the Credit Agreement, certain Lenders have severally agreed to increase their respective Commitments. Effective on the Increase Effective Date, the Commitment of each such Lender is increased to the respective Commitment set forth opposite its name on Schedule 2.01 attached hereto. The Increase Effective Date will be March 13, 2015.

Section 4.Lender Credit Decision. Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent, any other agent or any other Lender or L/C Issuer and based on the financial statements referred to in Section 6.01 of the Credit Agreement and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Amendment and to agree to the various matters set forth herein, including any increase of its Commitment. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent, any other agent or any other Lender or L/C Issuer and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents.

Section 5.Representations and Warranties. Each Borrower represents and warrants that (a) the execution, delivery, and performance of this Amendment by each Loan Party are within the corporate or equivalent power and authority of such Loan Party and have been duly authorized by all necessary corporate or other organizational action; (b) this Amendment, and the Credit Agreement as amended hereby, constitute legal, valid, and binding obligations of each Loan Party, enforceable against each Loan Party in accordance with their terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws of general applicability affecting the enforcement of creditors' rights and the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or law); (c) the representations and warranties of the Borrowers and each other Loan Party contained in each Loan Document are true and correct in all material respects as of the date of this Amendment, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects as of such earlier date; and (d) no Default or Event of Default exists under the Loan Documents.

Section 6.Effect on Credit Documents.

(a)Except as amended herein, the Credit Agreement and all other Loan Documents remain in full force and effect as originally executed. Nothing herein shall act as a waiver of any of the Administrative Agent's or any Lender's rights under the Loan Documents as amended, including the waiver of any default or event of default, however denominated. Each Borrower acknowledges and agrees that this Amendment shall in no manner impair or affect the validity or enforceability of the Credit Agreement. This Amendment is a Loan Document for the purposes of the provisions of the other Loan Documents. Without limiting the foregoing, any breach of representations, warranties, and covenants under this Amendment may be a default or event of default under the other Loan Documents.

(b)The Borrowers shall prepay any Committed Loans outstanding on the Increase Effective Date (and pay any additional amounts required pursuant to Section 3.05 of the Credit Agreement) to the extent necessary to keep the outstanding Committed Loans ratable with any revised Applicable Percentages arising from any nonratable increase in the Commitments under this Amendment.

Section 7.Effectiveness. This Amendment shall become effective, the Commitments shall be increased, and the Credit Agreement shall be amended as provided for herein, upon the satisfaction on or prior to the Effective Date of the following conditions:

(a)the Administrative Agent (or its counsel) shall have received (i) counterparts hereof duly executed and delivered by a duly authorized officer of each Borrower, each Guarantor, and by the Lenders whose consent is required to effect the amendments contemplated hereby;

(b)the Administrative Agent (or its counsel) shall have received each of the following items, each in form and substance reasonably acceptable to the Administrative Agent and, where applicable, duly executed and delivered by a duly authorized officer of each applicable Loan Party:

(i)a certificate of each Loan Party dated as of the Increase Effective Date signed by a Responsible Officer of such Loan Party (x) certifying and attaching the resolutions adopted by such Loan Party approving or consenting to this Amendment and the increase to the Commitments hereunder, and (y) in the case of the Parent, certifying that, before and after giving effect to this Amendment and the increase to the Commitments hereunder, (A) the representations and warranties contained in Article V of the Credit Agreement and the other Loan Documents are true and correct on and as of the Increase Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date, and except that for purposes of such certification, the representations and warranties contained in subsections (a) and (b) of Section 5.05 of the Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to clauses (a) and (b), respectively, of Section 6.01 of the Credit Agreement, and (B) no Default exists;

(ii)Notes executed by the Borrowers in favor of each Lender increasing its Commitment; and

(iii) such documents and certifications as the Administrative Agent may reasonably require to evidence that each of the Borrowers and the other Loan Parties is validly existing and to the extent applicable, in good standing and qualified to engage in business in each material jurisdiction where the conduct of its business requires such qualification.

(c)The Administrative Agent shall have received, for the account of each Lender increasing its Commitment pursuant hereto that has delivered an executed counterpart of this Amendment to the Administrative Agent (or its counsel) by 3:00 p.m. (Central time) on March 12, 2015, a fee of 25 basis points on the amount by which the amount of such Lender's Commitment is increased under this Amendment; and

(d)The Parent shall have paid all fees, charges, and disbursements of counsel to the Administrative Agent (directly to such counsel if requested by the Administrative Agent) incurred in connection with the negotiation, preparation, execution and delivery of this Amendment and related documents to the extent then invoiced.

Section 8.Reaffirmation of Guaranty. By its signature hereto, each Guarantor represents and warrants that such Guarantor has no defense to the enforcement of the Guaranty to which it is a party, and that according to its terms such Guaranty will continue in full force and effect to guaranty the Borrowers' obligations under the Credit Agreement and the other amounts described in such Guaranty following the execution of this Amendment.

Section 9.Reaffirmation of Intercompany Subordination Agreement. By its signature hereto, each Borrower and each Guarantor represents and warrants that it has no defense to the enforcement of the Subordination Agreement made by the Borrowers and the Guarantors for the benefit of the Administrative Agent, and that according to its terms the Subordination Agreement will continue in full force and effect to subordinate all intercompany indebtedness among the Loan Parties to the Obligations following execution of this Amendment.

Section 10.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, the LAW OF THE STATE OF TEXAS.

Section 11.Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the parties hereto and their respective permitted successors and assigns; provided, however, that (a) neither Borrower may assign or transfer its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender; and (b) the rights of sale, assignment and transfer of the Lenders are subject to Section 10.06 of the Credit Agreement.

Section 12.Miscellaneous. The miscellaneous provisions set forth in Article X of the Credit Agreement apply to this Amendment. This Amendment may be signed in any number of counterparts, each of which shall be an original, and may be executed and delivered electronically and by telecopier.

Section 13.ENTIRE AGREEMENT. THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

[signature page follows]
EXECUTED as of the first date above written.
CORE LABORATORIES N.V.,
a Netherlands limited liability company

By: Core Laboratories International B.V., its sole Managing Director
By: /s/ Jacobus Schouten
Name: Jacobus Schouten
Title: Managing Director

CORE LABORATORIES (U.S.)
INTERESTS HOLDINGS, INC.,
a Texas corporation
By: /s/ C. Brig Miller
Name: C. Brig Miller
Title: Treasurer

CORE LABORATORIES SALES N.V.,
a Curaçao company
By: /s/ Paul Ritchie
Name: Paul Ritchie
Title: Managing Director
CORE LABORATORIES CANADA LTD., an Alberta, Canada corporation
By: /s/ Ken Chong
Name: Ken Chong
Title: Director
CORE LABORATORIES (U.K.) LIMITED, a company organized under the laws of England and Wales
By: /s/ George Bruce
Name: George Bruce
Title: Director
SAYBOLT LP, a Delaware limited partnership
By: Core Laboratories LLC, its General Partner
By: /s/ C. Brig Miller
Name: C. Brig Miller
Title: Treasurer

OWEN OIL TOOLS LP, a Delaware limited partnership
By: Core Laboratories LLC, its General Partner
By: /s/ C. Brig Miller
Name: C. Brig Miller
Title: Treasurer

CORE LABORATORIES (IRELAND) LIMITED, a private limited liability company incorporated under the laws of Ireland
By: /s/ Julian Dunphy
Name: Julian Dunphy
Title: Director
CORE LABORATORIES (GIBRALTAR) LIMITED, a private company limited by shares incorporated under the laws of Gibraltar
Acting by its Authorised Signatories
By: /s/ Louis R. Lombard
Name: Louis R. Lombard
Title: Director
By: /s/ Rosanna Duran
Name: Rosanna Duran
Title: Director
CORE LABORATORIES LUXEMBOURG S.À R.L., a private limited liability company incorporated under the laws of Luxembourg
By: /s/ Dylan Davies
Name: Dylan Davies
Title: Manager
CORE LABORATORIES HOLDING INC., a Delaware corporation
By: /s/ C. Brig Miller
Name: C. Brig Miller
Title: Treasurer

CORE LABORATORIES LP, a Delaware limited partnership

By: Core Laboratories LLC, its General Partner
By: /s/ C. Brig Miller
Name: C. Brig Miller
Title: Treasurer

BANK OF AMERICA, N.A., as Administrative Agent
By: /s/ Anthony W. Kell
Name: Anthony W. Kell
Title: Vice President

BANK OF AMERICA, N.A., as a Lender, L/C Issuer and Swing Line Lender
By: /s/ Anthony A. Eastman
Name: Anthony A. Eastman
Title: Vice President

WELLS FARGO BANK, N.A., as a Lender
By: /s/ Chris Kim
Name: Chris Kim
Title: Assistant Vice President

SUNTRUST BANK, as a Lender
By: /s/ Yann Pirio
Name: Yann Pirio
Title: Managing Director

REGIONS BANK, as a Lender
By: /s/ David Valentine
Name: David Valentine
Title: Senior Vice President

COMERICA BANK, as a Lender
By: /s/ Bradley Kuhn
Name: Bradley Kuhn
Title: AVP

SCHEDULE 2.01
COMMITMENTS
AND APPLICABLE PERCENTAGES

Lender	Commitment	Applicable Percentage
Bank of America, N.A.	$139,285,714	34.8%
Wells Fargo Bank, N.A	$85,714,286	21.4%
SunTrust Bank	$75,000,000	18.8%
Regions Bank	$75,000,000	18.8%
Comerica Bank	$25,000,000	6.3%
Total	$400,000,000	100%